Exhibit 10.33

AMENDMENT 1

TO
EMPLOYMENT AGREEMENT

This Amendment 1 (“Amendment”) to the Employment Agreement (the “Agreement”) effective as of March 9, 2015, is entered into as of June 12, 2017 (the “Amendment Effective Date”) by and between Iteris, Inc., a Delaware corporation (the “Company”), and Andrew Schmidt, an individual (the “Executive”).

BACKGROUND

A.                                    WHEREAS, Company and Executive entered into the Agreement.

B.                                    WHEREAS, Company and Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

1.                                      The parties hereby agree to amend the heading of Section 5.1 (Termination For Cause or Resignation for Good Reason) of the Agreement by deleting the heading in its entirety and replacing it with the following heading: “Termination for Cause or Resignation by Executive”.

2.                                      The parties hereby agree to amend the first sentence of Section 5.1(a) of the Agreement by adding after the phrase “Good Reason (as defined below)”, the following: “following a Change in Control (defined below)”.

3.                                      The parties hereby agree to amend the heading of Section 5.4 (Termination Without Cause or Resignation for Good Reason) of the Agreement by deleting “or Resignation for Good Reason” from the heading.

4.                                      The parties hereby agree to amend the first sentence of Section 5.4(a) of the Agreement by:

•                  Deleting the phrase “if Executive voluntarily resigned from the Company for Good Reason” from such first sentence; and

•                  Adding the phrase “, or in connection with a Change in Control” to the parenthetical of such first sentence between the words “Cause” and “or”.

5.                                      The parties hereby agree to amend Section 5.4(a)(i) (Salary Continuation) of the Agreement by:

•                  Deleting the phrase “fifty-percent (50%) of” from the first sentence; and

•                  Deleting the phrase “six (6) months” from the second sentence and replacing such deleted phrase with the phrase “twelve (12) months.”

6.                                      The parties hereby agree to amend the second sentence of Section 5.4(a)(ii) (COBRA Reimbursement) of the Agreement by deleting the phrase “six (6) months” from such second sentence and replacing such deleted phrase with the phrase “twelve (12) months.”

7.                                      The parties hereby agree to amend Section 5.4(b) (Definition of Good Reason) of the Agreement by deleting Section 5.4(b) (Definition of Good Reason) in its entirety and replacing such deleted section with the following:

“(b)                           No Duplication. Notwithstanding anything to the contrary in this Section 5.4, in no event shall the Executive be entitled to receive any payment or benefit pursuant to this Section 5.4 in connection with a termination of employment that would entitle the Executive to receive any payment or benefit pursuant to Section 5.6 below.”

8.                                      The parties hereby agree to amend Section 5 (Termination of Employment) of the Agreement by adding the following as a new section:

“5.6                         Termination without Cause or Resignation for Good Reason Following a Change in Control.

(a)                                 Termination Benefits. If, during the twelve (12)-month period following a Change in Control (as defined below), the Executive voluntarily resigns for Good Reason or the Company terminates Executive’s employment for any reason other than for Cause, then the Company shall pay to the Executive the Separation Benefits as well as the following compensation and benefits (the “CIC Termination Benefits”), subject to the conditions set forth in Section 6:

(i)                                     Severance Payment. A lump sum payment equal to the sum of one hundred percent (100%) of the Executive’s Base Salary, as in effect as of the Termination Date. Subject to Section 8.2 below, the lump sum payment required by this Section shall be paid no later than thirty (30) days following the Termination Date.

(ii)                                  COBRA Reimbursement. In the event that the Executive properly and timely elects to continue health benefit coverage under COBRA after the Termination Date and the Company received from Executive of a copy of such election and proof of Executive’s timely payment of each COBRA premium, the Company shall promptly reimburse Executive for the amount of each such premium paid by Executive. Such COBRA premium reimbursements will be paid by the Company for coverage until the earlier of (i) the first twelve (12) months of COBRA continuation, or (ii) such time as Executive subsequently becomes covered by another group health plan. Executive agrees to notify the Company immediately if he becomes covered by another group health plan.

(b)                                 Definition of Good Reason. For the purposes of this Agreement, “Good Reason” shall mean Executive’s voluntary resignation upon any of the following events without Executive’s written consent: (i) a material reduction in the Executive’s authority, duties or responsibilities (and not simply a change in title or reporting relationships); (ii) a material reduction by the Company in the Executive’s compensation (for avoidance of doubt, a five percent

(5%) reduction in the combined level of Base Salary and annual target bonus opportunity shall constitute a material reduction in Executive’s compensation); (iii) a relocation of the Executive’s principal place of work to a location that would increase the Executive’s one-way commute from his or her personal residence (other than the initial relocation contemplated herein) to the new principal place of work by more than forty (40) miles; or (iv) any breach by the Company of its obligations under this Agreement that results in a material negative change to Executive. Notwithstanding the foregoing, “Good Reason” shall only be found to exist if the Executive provides written notice (each, a “Good Reason Notice”) to the Company identifying and describing the event resulting in Good Reason within ninety (90) days of the initial existence of such event, the Company does not cure such event within thirty (30) days following receipt of the Good Reason Notice from the Executive and the Executive terminates his employment during the ninety (90)-day period beginning ninety (90) days after the Executive’s delivery of the Good Reason Notice.

(c)                                  Definition of Change in Control. For the purposes of this Agreement, a “Change in Control” shall mean any of the following transactions effecting a change in ownership or control of the Company that also qualifies as a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)):

(i)                                     a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than fifty percent (50%) of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity.

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)                               the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or in under common control with, the Company), of “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then outstanding voting securities. For purposes of this subsection, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an associate benefit plan of the Company or of a parent or subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

Notwithstanding anything to the contrary contained herein, a Change in Control may not be deemed to occur in connection with any underwritten public offering of the Company’s securities.”

9.                                      The parties hereby agree to amend the first and third sentence of Section 6 (Condition of Termination Benefits — General Release) of the Agreement by adding the phrase “or the CIC

Termination Benefits, as applicable,” immediately following the two (2) instances of the phrase “Termination Benefits”.

10.                               The parties agree to amend the first sentence of Section 7.5 (Injunctive Relief) of the Agreement by deleting (ii) of the first sentence and replacing such deletion with the following: “(ii) any remaining Termination Benefits or CIC Termination Benefits due to the Executive Under Section 5.4 and Section 5.6, respectively, will be forfeited.”

11.                               Representation of Executive. Executive represents and warrants to the Company that Executive read and understands this Amendment, has had the opportunity to consult with independent counsel of his choice prior to agreeing to the terms of this Amendment and is entering into the agreement, knowingly, willingly and voluntarily.

12.                               General. This Amendment shall become effective as of the Amendment Effective Date. Except as expressly set forth in this Amendment, said Agreement shall remain unchanged and continue in full force and effect. This Amendment and the Agreement and the documents referred to herein and therein constitute the entire agreement between the parties and supersede in all respects any other agreement or understanding between the parties. The provisions of the Agreement and/or this Amendment may be amended or waived only with the prior duly written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of the Agreement (or this Amendment) shall affect the validity, binding effect or enforceability of the Agreement (and this Amendment. This Amendment may be executed in counterparts (including by fax or pdf via electronic mail) which, when taken together, shall constitute one and the same agreement of the parties.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ITERIS, INC.

By:	/s/ JOE BERGERA
Print Name:	Joe Bergera
Title:	President and CEO

/s/ ANDREW C. SCHMIDT
ANDREW SCHMIDT